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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 10, 2002


                             INTERSIL CORPORATION
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            (Exact name of Registrant as specified in its charter)


                                   Delaware
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                (State or other jurisdiction of incorporation)



        000-29617                                             59-3590018
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       (Commission                                         (IRS Employer
       File Number)                                        Identification No.)



7585 Irvine Center Drive, Suite 100, Irvine, CA                  92618
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  (Address of principal executive offices)                     (Zip Code)


                                (949) 341-7062
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             (Registrant's telephone number, including area code)


                                Not Applicable
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         (Former name or former address, if changed since last report)
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Item 5:  Other Events.

     On March 10, 2002, Elantec Semiconductor, Inc. ("Elantec"), Intersil Corporation ("Intersil") and Echo Acquisition, Inc., a wholly-owned subsidiary of Intersil ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Subject to the terms and conditions of the Merger Agreement, Elantec will merge with and into Merger Sub, with Merger Sub to survive the merger as a wholly-owned subsidiary of Intersil (the "Merger"). Under the terms of the Merger Agreement, Intersil will exchange 1.24 shares of Intersil Class A Common Stock and $8.00 in cash for each outstanding share of Elantec. Intersil will issue approximately 28.9 million shares and approximately $186.5 million in cash for all issued and outstanding shares of Elantec, based on the shares of Elantec outstanding on March 4, 2002, and will assume Elantec's outstanding employee stock options. Following the Merger, current Elantec stockholders will own approximately 23% and current Intersil stockholders will own approximately 77% of the combined company's shares. Certain directors and officers of Intersil and Elantec have signed voting agreements under which they have agreed to vote their shares of Intersil Class A Common Stock and Elantec common stock, respectively, in favor of the merger.

     The Merger will be structured to qualify as a tax-free reorganization and will be accounted for as a purchase. Upon the close of the Merger, Greg Williams, Intersil President and CEO, will serve as Executive Chairman of the Board of Directors, working on corporate, wireless and analog strategy. Rich Beyer, Elantec President and CEO, will become President and CEO of Intersil. Beyer and current Elantec Chairman Jim Diller will join Intersil's Board of Directors.

     The consummation of the Merger is subject to the approval of the stockholders of Elantec and Intersil, receipt of necessary approvals under United States and applicable foreign antitrust laws, SEC clearance and other customary closing conditions.

     The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are attached as exhibits to this report for a more complete understanding of the transaction.

Item 7:  Financial Statements and Exhibits.

          (c)  Exhibits.

               2.1 Agreement and Plan of Merger dated March 10, 2002, by and among Intersil Corporation, Echo Acquisition, Inc. and Elantec Semiconductor, Inc.
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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 12, 2002

                                  INTERSIL CORPORATION


                                  By:  STEPHEN M. MORAN
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                                     Name:  Stephen M. Moran
                                     Title: Vice President, General Counsel and
                                            Secretary